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                  O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                  Exhibit 10.18 - Performance Incentive Plan

                          PERFORMANCE INCENTIVE PLAN

I.  Purpose.

     The purpose of the O'Reilly Performance Incentive Plan is to provide additional incentive to the Participants to remain in the employ of the Company and to compensate them for their accomplishment of individual and departmental goals, and for their contribution to the financial performance of the Company.

II.  Definitions.

     "Award Date" means, with respect to any Target Award, the date on which such Target Award is granted by the committee.

     "Award Year" means, with respect to any Target Award, the Year in which such Target Award is granted by the committee.

     "Board" means the Board of Directors of O'Reilly Automotive, Inc.

     "Bonus" means the amount, expressed in dollars, to be earned by the Participant who receives a Target Award, subject to the achievement of the Criteria.

     "Committee" means the Executive Committee of the Board.

     "Common Stock" means the $.01 par value common stock of O'Reilly Automotive, Inc.

     "Company" means collectively, O'Reilly Automotive, Inc. and its subsidiaries, currently consisting of Ozark Automotive Distributors, Inc., Greene County Realty Co. and O'Reilly II Aviation, Inc.

     "Criteria" means, with respect to each Participant, the specific goals and objectives required to be met by the Company, department and/or individual Participant in order to earn the Bonus which is the subject of the Target Award.

     "Disability" means the total and permanent disability of a Participant, established to the reasonable satisfaction of the Committee.

     "Escrow Agent" means the Boatmen's Trust Company.

     "Escrow Agreement" means the agreement among the Company, the Escrow Agent and the Participant providing for the deposit of certificates representing Restricted Stock in escrow to be held by the Escrow Agent pending the expiration or earlier termination of the Forfeiture Period, which agreement shall be in the form attached hereto as Exhibit A.

     "Expiration Date" means, with respect to Restricted Stock (or portion(s) thereof), the date determined by the Committee upon which the forfeiture provisions of Section V.B. hereof shall lapse, and in absence of such determination, the dates prescribed in Section V.C. hereof.

     "Fair Market Value" means, with respect to a share of Restricted Stock, the average of the highest and lowest sale prices of the Common Stock, as reported on the NASDAQ National Market System, for the day immediately preceding the Award Date.

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                  O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
            Exhibit 10.18 - Performance Incentive Plan (continued)


     "Forfeiture Period" means, with respect to Restricted Stock, that period commencing on the date of the issuance of such Restricted Stock to the Participant and ending on the first to occur of (i) the Expiration Date, or
     (ii) the occurrence of a Qualifying Event.

     "Participant" means an employee of the Company at the management level who is approved by the Committee to participate in the Plan.

     "Plan" means the O'Reilly Automotive, Inc. Performance Incentive Plan.

     "Qualifying Event" means those events specified in Section V.D. hereof.

     "Restricted Stock" means shares of the Common Stock issued to Participants pursuant to the Plan, which shares shall be subject to the risk of forfeiture as provided in Section V.B. hereof during the Forfeiture Period.

     "Target Award" means the award by the Committee to a Participant of the right to receive a Bonus, consisting of cash and Restricted Stock, subject to the achievement during the Award Year in question of the Criteria.

     "Target Award Notice" means the written notice of the committee of the Target Award, specifying the amount of the Bonus, the Criteria to be met in order to earn the Bonus, the Forfeiture Period(s) applicable to the Restricted Stock (if different than as set forth in Section V.C. hereof) and such other matters deemed relevant by the Committee.

     "Year" means any 12-month period beginning January 1 and ending at midnight on December 31 of each year.

III. Eligibility.

     The Committee shall from time to time determine and designate Participants. The Committee shall decide within sixty days from the beginning of each Year whether to grant any Participant a Target Award under the Plan for that Year and the amount of the Bonus granted, subject to the achievement by the Participant and/or the Company of the Criteria. The Criteria shall be (i) established from time to time by the Committee, (ii) in writing, and (iii) provided to each Participant simultaneously with delivery to the Participant of the Target Award Notice. In adopting such Criteria, the Committee may take into account: (1) each Participant's individual performance, including the achievement of specified departmental goals; (2) the Company's performance, including specified financial goals; and (3) any other factors that the Committee may consider relevant. The Committee shall advise the Participant and the Company of each Target Award by delivery of a target Award Notice as soon as practicable following the grant of the Target Award. The Participant shall execute the Target Award Notice indicating his or her receipt thereof and agreement to be bound by the terms and provisions thereof and the Plan. Such execution shall also evidence and shall be deemed such Participant's execution of the Escrow Agreement, to be effective upon the issuance of shares of Restricted Stock.

IV.  Method of Payment.

     Bonuses, to the extent earned by a Participant under the terms of the Criteria, shall be paid to Participants only if such Participants are employed by the Company on December 31st of the Award Year. Two-thirds of such Bonus shall be payable in cash and one-third in shares of Restricted Stock having a Fair Market Value equal to the one-third of the amount of the Bonus (subject to rounding, as provided below). Additionally:

     A. Participants shall receive their Bonuses, subject to all applicable withholding for taxes and other items, within thirty (30) days of the completion of the annual audit of the financial statements of the Company for the Award Year.

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                  O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
            Exhibit 10.18 - Performance Incentive Plan (continued)

     B. Any fractional share of Restricted Stock resulting from the calculation of Fair Market Value of the Restricted Stock portion of the Bonus will be rounded down to the nearest whole number, and the Participant's cash portion of the Bonus will be increased by an amount equal to the value of the fractional remainder. No shares will be issued for fractional amounts of shares.

     C. If a Participant becomes Disabled or dies during any Award Year, the Committee may elect to pay a pro rata portion of his or her Bonus, to the extent ultimately earned by achievement of the applicable Criteria, entirely in cash to the Participant or his or her estate. If a Participant resigns following the end of an Award Year but prior to the date Bonuses are to be paid for the Award Year, the Participant will be entitled to receive only the cash portion of any Bonus earned (e.g., two-thirds of the total Bonus).

V.  Restrictions on Transferability; Forfeiture.

     A. Upon payment of a Bonus, the shares of Restricted Stock shall be duly transferred to the Participant and a certificate or certificates for such shares shall be issued in the Participant's name. The Participant shall thereupon be a shareholder with respect to all of the shares represented by such certificate or certificates and shall have all of the rights other shareholders with respect to all such shares, including the right to vote such shares and to receive all the dividends and other distributions (subject to the provisions of Section VII hereof) paid with respect to such shares, provided, however, that such shares shall be subject to the restrictive and forfeiture provisions hereinafter set forth. Certificates representing shares of Restricted Stock shall be imprinted with a legend to the effect that the shares represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of this Plan. The Participant, immediately upon receipt of such certificate(s), shall deposit such certificate(s) together with a stock power or other instrument of transfer, appropriately endorsed in blank, with the Escrow Agent to be held pursuant to the Escrow Agreement, with the expenses of such escrow to be borne by the Company.

     B. During the Forfeiture Period, shares of Restricted Stock to which the Forfeiture Period applies shall be subject to the following:

     1. None of such restricted Stock shall be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of; and

     2. If, at any time during the Forfeiture Period, the employment of the Participant with the Company ceases for any reason other than the occurrence of a Qualifying Event, then all Restricted Stock awarded hereunder to a Participant then subject to a Forfeiture Period shall thereupon automatically, and without further action on the part of the Company, be forfeited by the Participant, and all such Restricted Stock shall thereupon be reconveyed, transferred and assigned to the Company.

     C. The provisions of Section V.B. hereof with respect to the nontransferability and forfeiture of Restricted Stock shall lapse as to such Restricted Stock upon the expiration of the Forfeiture Period as to which such shares of Restricted Stock are subject, whereupon such provisions will be of no force and effect. The Committee, in its discretion, may determine on the Award Date the Forfeiture Period or Forfeiture Periods applicable to the Restricted Stock which are the subject of the Target Award. In absence of such determination by the Committee, the Expiration Dates for the Forfeiture Periods applicable to such Restricted Stock shall be as follows:

     1. The Expiration Date applicable to one-third of the total number of shares of Restricted Stock issued pursuant to a Target Award, rounded up to the nearest whole share, shall be December 31st of the Year immediately following the Award Year of such Target Award;

     2. The Expiration Date applicable to an additional one-third of the total number of such shares of Restricted Stock, rounded downward to the nearest whole share shall be December 31st of the second year following such Award Year; and

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                  O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
            Exhibit 10.18 - Performance Incentive Plan (continued)

     3. The Expiration Date applicable to the remaining shares of Restricted Stock shall be December 31st of the third year following such Award Year.

     D.  The following shall constitute a Qualifying Event:

             1. the retirement of Participant with fifteen (15) or more years of service.

             2.  the retirement of a Participant at age sixty (60) or older; or

             3.  the death or Disability of a Participant.

VI.  Shares Subject to Plan.

     Subject to the provisions of Section VII, the maximum number of shares of Common Stock that may be issued under this Plan shall not exceed, in the aggregate, 100,000 shares. Such shares may be unissued shares, or issued shares that have been reacquired. If any shares of Restricted Stock are forfeited during the Forfeiture Period, such shares shall not be available again for grant under the Plan.

VII.  Adjustment Upon Changes in Stock.

     If any change is made in the Common Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise, the Committee shall make an appropriate adjustment to the kind and maximum number of shares subject to the Plan. Any additional shares, or rights to acquire shares, that result from such an adjustment shall be subject to the same restrictions that apply to the Participant's Restricted Stock previously received pursuant to the Plan and shall be deposited with the Escrow Agent to be held by the Escrow Agent pending the expiration or earlier termination of the Forfeiture Period applicable thereto. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment, and a Participant's interest in the shares resulting from such an adjustment shall always be limited to the lower number of whole shares that result from the adjustment.

VIII.  Administration.

     The Plan shall be administered by the Committee. The day-to-day administrative responsibilities may be delegated to other officers or employees designated by the Committee. The decisions of the Committee as to the facts in any case arising relative to the Plan, and the meaning and intent of any provision of the Plan, or its application, shall be final and conclusive.

IX.  Limitations.

     No officer or employee of the Company shall at any time have any right to receive a Target Award hereunder, and neither the action of O'Reilly Automotive, Inc. in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving any officer or employee of the Company or any other person the right to be retained or employed by the Company.

X.  Amendment; Termination.

     At any time and from time to time, the Board may elect to alter, amend or modify this Plan, terminate the Plan, change the participation requirements for the Plan, or make other such changes to the Plan or the Escrow Agreement as the Board deems necessary and appropriate; provided, however, that no such alteration, amendment or modification shall adversely affect the rights of any Participant with respect to any Target Award then granted or shares of Restricted Stock then subject to the Escrow Agreement.

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                  O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
            Exhibit 10.18 - Performance Incentive Plan (continued)

XI.  Rules of Construction.

          The terms of the Plan shall be construed in accordance with the laws of the State of Missouri.

XII. Effective Date.

          The Plan shall become effective as of January 1, 1995.

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